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                                                                   EXHIBIT 5.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form F-10 of The Toronto-Dominion Bank and in the related short form base shelf prospectus of (i) our report dated November 27, 2002 on the balance sheets of the Toronto-Dominion Bank as at October 31, 2002 and 2001 and the consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three year period ended October 31, 2002 appearing in the Annual Statement filed as an exhibit to the Registration Statement on Form F-10 and (ii) our report dated November 15, 2001 on the balance sheets of The Toronto-Dominion Bank as at October 31, 2001 and 2000 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three year period ended October 31, 2001 appearing in the Annual Report (form 40-F) filed with the U.S. Securities and Exchange Commission.



December 12, 2002
Toronto, Canada                                               Ernst & Young LLP